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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                     Exhibit 11 - Computation of Earnings per Share

(in thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------
                                     Fiscal 2001                     Fiscal 2000                   Fiscal 1999
                        ------------------------------- ----------------------------- -------------------------------
                              Earnings   Shares    Per    Earnings    Shares     Per      Earnings   Shares     Per
                               (Num-    (Denom-   Share     (Num-     (Denom-   Share       (Num-    (Denom-   Share
                              erator)    inator)  Amount   erator)    inator)   Amount     erator)   inator)   Amount
                              -------    -------  ------   -------    -------   ------     -------   -------   ------
Basic EPS Before
Extraordinary Items
Earnings available to
  common stockholders         $36,100     51,348   $.70   $(53,148)   51,088    $(1.04)    $29,303   50,665    $.58
                                                   ====                         =======                        ====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                 -          -                 -         -                     -        -
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                 -          -                 -         -                     -        -
Common Shares assumed
  issued upon exercise of
  dilutive stock options            -        687                 -         -                     -      175
                              -------     ------          --------    ------               -------   ------

Diluted EPS Before
Extraordinary Items
Earnings available to common
  stockholders assuming
  conversion                  $36,100     52,035   $.69   $(53,148)   51,088    $(1.04)    $29,303   50,840    $.58
                              =======     ======   ====    ========   ======    =======    =======   ======    ====


[RESTUBBED TABLE]

(Table Restubbed Below)

(in thousands, except per share data)
------------------------------------------------------------------------------------------------------
                                                 Fiscal 1998                        Fiscal 1997
                                     -----------------------------------------------------------------
                                         Earnings    Shares     Per     Earnings    Shares      Per
                                          (Num-      (Denom-   Share      (Num-     (Denom-   Share
                                          erator)    inator)  Amount     erator)   inator)    Amount
                                          -------    -------  ------     -------   -------    ------
Basic EPS Before
Extraordinary Items
Earnings available to
  common stockholders                    $  4,974    61,543   $ .08     $ 49,611    61,133    $ .81
                                                              =====                           =====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                             -         -                    -         -
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                             -         -                    -         -
Common Shares assumed
  issued upon exercise of
  dilutive stock options                        -       197                    -       524
                                          -------     -----              -------    ------
Diluted EPS Before
Extraordinary Items
Earnings available to common
  stockholders assuming
  conversion                             $  4,974    61,740   $ .08     $ 49,611    61,657    $ .80
                                         ========    ======   =====     ========    ======    =====
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